Exhibit 99.1

Helius Medical Technologies, Inc. Announces Pricing of $6.4 Million Public Offering

NEWTOWN, Pa., May 6, 2024 – Helius Medical Technologies, Inc. (Nasdaq: HSDT) (“Helius” or the “Company”), a neurotech company focused on delivering a novel therapeutic neuromodulation approach for balance and gait deficits, today announced the pricing of a public offering of 804,999 shares of its Class A common stock (“Common Stock”) and 2,047,222 Pre-Funded Warrants, each to purchase one share of Common Stock, together with accompanying Series A and Series B warrants to purchase up to an aggregate of 5,704,442 shares of Common Stock. The public offering price per share of Common Stock and accompanying Series A and Series B warrants is $2.25 and the public offering price per Pre-Funded Warrant and accompanying Series A and Series B warrant is $2.249, resulting in gross proceeds of approximately $6.4 million before deducting the placement agent's fees and other estimated offering expenses. The Series A warrants to purchase up to an aggregate of 2,852,221 shares of Common Stock will have an exercise price of $2.25 per share, will be exercisable immediately following the date of issuance and will expire five years from the original issuance date. The Series B warrants to purchase up to an aggregate of 2,852,221 shares of Common Stock will have an exercise price of $2.25 per share, will be exercisable immediately following the date of issuance and will expire twelve months from the original issuance date.

The offering is expected to close on or about May 9, 2024, subject to customary closing conditions. The Company intends to use the net proceeds from this offering for funding operations, working capital and other general corporate purposes.

Craig-Hallum Capital Group LLC is acting as the sole placement agent for the offering.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-278698), as amended, that was declared effective by the U.S. Securities and Exchange Commission (“SEC”), on May 6, 2024. Copies of the accompanying prospectus relating to and describing the terms of the offering may be obtained, when available, at the SEC’s website at www.sec.gov or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, Attn: Equity Capital Markets, by telephone at (612) 334-6300 or by e-mail at prospectus@chlm.com.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

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About Helius Medical Technologies, Inc.

Helius Medical Technologies is a leading neurotech company in the medical device field focused on neurologic deficits using an orally applied technology platform designed to amplify the brain’s ability to engage physiologic compensatory mechanisms and promote neuroplasticity, improving the lives of people dealing with neurologic diseases. The Company’s first commercial product is the Portable Neuromodulation Stimulator. For more information about the PoNS® or Helius Medical Technologies, visit www.heliusmedical.com.

Forward Looking Statements

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by terms such as “believe,” “continue,” “intends to,” “expect,” “will,” “goal,” “aim to” and similar expressions. Such forward-looking statements include, among others, statements regarding the Company’s anticipated closing of the public offering and anticipated use of proceeds therefrom.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering, the impact of general economic, industry or political conditions in the United States or internationally and other risks described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission and the Canadian securities regulators, which can be obtained from either at www.sec.gov or www.sedar.com.

The reader is cautioned not to place undue reliance on any forward-looking statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

Investor Relations Contact:

Lisa M. Wilson
In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

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